iStar

Q3 '19
Earnings Results

(NYSE: STAR)

Forward-Looking Statements and Other Matters

Statements in this presentation which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or publicly revise any forward looking statement, whether as a result of new information, future events or otherwise.

This presentation should be read in conjunction with our consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018. In assessing all forward-looking statements herein, readers are urged to read carefully all cautionary statements in our Form 10-K.

Factors that could cause actual results to differ materially from iStar's expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company's ability to expand its ground lease business directly and through SAFE, the Company's ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions and asset impairments, the amount and timing of asset sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company's ability to maintain compliance with its debt covenants, the Company's ability to generate income and gains from operating properties and land and other risks detailed in "Risk Factors" in our 2018 Annual Report on Form 10-K, and any updates thereto made in our subsequent fillings with the SEC.

Note: Please refer to the Glossary at the end of this presentation for a list of defined terms and metrics.

Investor Relations Contact
Jason Fooks
Senior Vice President
212.930.9400
investors@istar.com

iStar

I. Highlights

Q3 '19 Highlights

Strong YTD Earnings

Q3 '19

EPS	Adj. EPS
($0.12)	$0.06

YTD '19

EPS	Adj. EPS
$4.26	$4.04

New Strategy Taking Hold

Record Originations at Safehold in Q3 '19

$1.3b (1)

Unrealized Gain on Safehold Shares

$347m (2)

Enhanced Credit Profile

$675m

Debt Refinanced at Lower Cost

No Corporate Debt Maturities for

30 months (3)

(1) Includes $400m of deals closed by SAFE in Q3 '19 and $919m of purchase and sale agreements (PSAs) signed by SAFE in Q3 '19. There can be no assurance that the deals under PSAs will be completed.
(2) Based on market value of SAFE as of October 30, 2019 of $34.71 per share versus gross book value of $595m.
(3) Presented pro forma for the effects of the redemption of the $675m of unsecured notes due 2020 and 2021 completed subsequent to quarter end with proceeds from the Q3 '19 bond offering.

iStar

Q3 '19 Earnings Results

	Q3 '19	Q3 '18	Y/Y Growth	YTD '19	YTD '18	YTD/YTD Growth
Net Income (loss)	($7.3m)	($19.0m)	↑ $11.6m	$337.8m	$50.7m	↑ $287.1m
EPS (loss) *(diluted)*	($0.12)	($0.28)	↑ $0.16/sh	$4.26	$0.69	↑ $3.57/sh

	Q3 '19	Q3 '18	Y/Y Growth	YTD '19	YTD '18	YTD/YTD Growth
Adj. Income	$3.4m	$3.7m	($0.3m)	$320.2m	$100.5m	↑ $219.7m
Adj. EPS *(diluted)*	$0.06	$0.05	↑ $0.01/sh	$4.04	$1.28	↑ $2.76/sh

Note: Please refer to the Earnings per Share slide in the Appendix for more information.

Q3 '19 Investment Activity

$183m
SAFE Investments

$168m
Investment Fundings

$30m
CapEx

$381m
Investment Activity

iStar

STAR's Growing Equity Value per Share

Common Equity per Share

*(Presented Diluted for Series J Convertible Preferreds
Net of Depreciation, Amortization and General Reserves)*



+123%
MTM to MTM
$6.61
(w/ SAFE MTM)
$6.54
$14.59
(w/ SAFE MTM)
$10.00
Q4 '18
Q3 '19 Pro Forma (1)

Adj. Common Equity per Share

*(Presented Diluted for Series J Convertible Preferreds
Gross of Depreciation, Amortization and General Reserves)*



+65%
MTM to MTM
$11.15
(w/ SAFE MTM)
$11.01
$18.17
(w/ SAFE MTM)
$13.75
Q4 '18
Q3 '19 Pro Forma (1)

Note: Based on diluted shares outstanding of 84.5m and 78.5m at the end of Q4 '18 and Q3 '19, respectively, including the dilution from the Series J Convertible Preferreds.
(1) Presented pro forma for the effects of the redemption of the $675m of unsecured notes due 2020 and 2021, including $14m of prepayment expenses, completed subsequent to quarter end with proceeds from the Q3 '19 bond offering.

SAFE Highlights

Record Originations & Rapid Growth

$1.3b
Closed and Signed PSAs in Q3 '19

7x
Pro Forma Portfolio Growth Since IPO

10x
Pro Forma UCA Growth Since IPO

Institutional Quality Assets & Customers

Trophy Properties
In Major Markets

Creative Solutions
New SAFE x SWAP Program

Increasing Adoption
By Institutional & Core-Type Building Owners

Increasing Scale & Strength

$1.4b
Equity Market Cap
(As of 10/30/19)

$265m
Recent Equity Offering

30+ Years[1]
Pro Forma W.A. Debt Maturity

iStar

(1) Pro forma for financings closed subsequent to the end of the quarter and rate locked financings for ground leases under signed PSA.

Enhanced Credit Profile

Redeemed[(1)]

$400m 4.625% Senior Notes Due 2020

$275m 6.5% Senior Notes Due 2021

-64 bps
W.A. Cost of Debt

Issued

$675m 4.75% Senior Notes Due 2024

- Extends w.a. debt maturity profile from 3.8 years to 4.6 years
- Creates runway of 2.5 years with no corporate debt maturities
- Leverage neutral transaction

S&P Revised Credit Rating to **Positive Outlook**

Amended, Extended and Upsized Revolving Credit Facility to
$350m
(New Lender Added)

(1) Presented pro forma for the early redemption associated with the $675m of unsecured notes completed subsequent to the end of the quarter with proceeds from the Q3 '19 bond offering.

II. Portfolio Overview

$5.1b Portfolio Breakdown


Net Lease
$2,159
42%
SAFE
(MTM)
$942
18%(1)
Business Line
$5.1b
Strategic
Investments
$44
1%
RE Finance
$773
15%
Cash
$227
5%(2)
Operating
Property
$314
6%
Land
$662
13%


Office /
Industrial
$1,333
29%
Entertainment /
Leisure
$950
21%
Property
Type(3)
Retail
$61
1%
Condo
$76
2%
Other
$138
3%
Land
$747
16%
Multifamily
$160
4%
Mixed Use
$234
5%
Hotel
$237
5%
Ground
Leases
$611
14%


Northeast
$1,464
32%
West
$866
19%
Geographic
Region(3)
Various
$149
3%
Mid Atlantic
$631
14%
Central
$375
8%
Southeast
$452
10%
Southwest
$610
14%

Note: $ in millions unless otherwise specified. Figures based on Gross Book Value of the Company's total investment portfolio and includes 100% of the assets of iStar's consolidated joint ventures and the carrying value of iStar's investment in non-consolidated joint ventures and affiliates.

(1) Based on market value of SAFE as of October 30, 2019 of $34.71 per share.

(2) Presented pro forma for the early redemption of $675m of unsecured notes due 2020 and 2021 and $15m of pre-payment fees and stub interest completed subsequent to the end of the quarter with proceeds from the Q3 '19 bond offering.

(3) Excludes cash and SAFE presented as gross book value.

Safehold (NYSE: SAFE)

- iStar's investment
  - iStar invested $183m in SAFE in Q3 '19
  - 27.1m shares (67.1% of shares outstanding)(1)
  - Gross book value $595m or $21.92 per share
  - Market value of $942m based on closing price of $34.71 per share on October 30, 2019
- SAFE Q3 '19 results were highlighted by:
  - $1.3b in closed deals and signed PSAs
  - Closed/signed 4 trophy assets
  - Extended w.a. debt maturity to 25 years(2)
  - Increased revolving credit facility commitments by $175m to $525m(3)

SAFE Earnings

	Q3 '19	Y-Y
Net Income	$5.4m	+170%
EPS	$0.15	+36%



Lease Term Remaining
(w/ Extensions)
>60 yrs 80%
<20 yrs 15%
20-60 yrs 5%



Property Type
Office & Industrial 44%
Hotel 33%
Multifamily 23%



Geographic Region
West 35%
Mid Atlantic 20%
Southwest 11%
Northeast 10%
Southeast 9%
Central 9%
Northwest 6%

Note: $ in millions. Graphs are presented as gross book value of portfolio of $1,452m excluding $83m of forward commitments. Please refer to SAFE earnings presentation for a Glossary of defined terms.
(1) iStar's discretionary voting in SAFE is capped at 41.9% and will vote remaining shares with respect to any matter in the same proportions as SAFE's non-iStar shareholders.
(2) Includes financings closed subsequent to the end of the third quarter. Excludes rate locked financings for ground leases under signed PSA and the revolving credit facility, which had a $50M outstanding balance at September 30, 2019.
(3) Safehold received increased commitments of $100.0m for a total capacity of $450.0m in Q3 '19. Safehold has received executed commitments from lenders to increase the availability under the revolving credit facility from $450.0m to $525.0m. The upsize is expected to close in Q4 '19, however there can be no assurance that the upsize will be completed within our expected timeframe or at all.

Net Lease Portfolio


Net Lease
Venture I
$897
29%
Net Lease
Venture II
$6
0.1%
Net Lease
Portfolio
$3.1b
SAFE MTM
$942
30%(2)
Wholly-Owned
$1,257
41%

iStar Ownership Breakdown

Wholly-Owned	100% Ownership	Consolidated
Net Lease Venture I	51.9% Ownership	Consolidated[1]
Net Lease Venture II	51.9% Ownership	Equity Method
SAFE	67.1% Ownership	Equity Method

iStar

Note: $ in millions, unless otherwise specified.
(1) Upon the expiration of the investment period on June 30, 2018, the Company began consolidating Net Lease Venture I for financial reporting purposes.
(2) Based on market value of SAFE as of October 30, 2019 of $34.71 per share.

Net Lease Consolidated Assets

	Wholly-Owned	Net Lease Venture I	Total Consolidated
Gross Book Value	$1,257	$897	$2,154
Occupancy	97.0%	100.0%	98.0%
Square Feet (000s)	10,523	5,707	16,230
W.A. Remaining Lease Term	18.2 yrs	17.2 yrs	17.8 yrs
W.A. Yield	7.9%	8.1%	8.0%



>10 Years
73%
W.A. Remaining Lease Term
<1 Year
1%
1-5 Years
12%
6-10 Years
14%



Office / Industrial
$1,145
53%
Entertainment / Leisure
$934
43%
Property Type
Ground Lease
$17
1%
Other
$57
3%



Northeast
$665
31%
Mid Atlantic
$368
17%
International
$9
0%
Geographic Type
Southwest
$347
16%
Central
$238
11%
Southeast
$256
12%
West
$269
13%

Note: $ in millions. Please refer to the Glossary slides for additional details regarding definitions and calculations.

Real Estate Finance Portfolio

	Loans ($)	W.A. Last $ LTV	W.A. Yield	W.A. Maturity (yrs)
First mortgages / Senior debt(1)	$540	56%	8.5%	2.3
Mezzanine / Subordinated debt(1)	216	84%	9.2%	3.3
Total Performing Loans	**$756**	**64%**	**8.7%**	**2.6**
NPLs	17			
Total Real Estate Finance	**$773**			

Real Estate Finance Portfolio Breakdown



Property Type
Hotel $161 21%
Multifamily $128 16%
Land $85 11%
Office / Industrial $84 11%
Condo $64 8%
Other $36 5%
Retail $22 3%
Mixed Use $195 25%



Rate Type(2)
Floating 79%
Fixed 21%



Geographic Region
West $225 29%
Southeast $63 8%
Central $61 8%
Southwest $30 4%
Mid Atlantic $12 2%
Various $96 12%
Northeast $286 37%

Note: $ in millions. Includes $33m consolidated first mortgage participations not held by iStar. Excludes AMF loan and general reserves. Please refer to the Glossary slides for additional details regarding definitions and calculations.

(1) Includes $24m of other lending investments in first mortgages/senior debt and $84m of other lending investments in mezzanine/subordinated debt.

(2) Excludes non-performing loans.

Legacy Asset Update



Legacy Asset Balance
Short-Term vs. Long-Term
$1,739
$177
$629
$933
-46%
$933
$17
$254
$662
Q4 '17
Q3 '19
Land & Development
Operating Properties (Legacy)
NPLs
$552M
Long-Term
$381M
Short-Term(1)

Note: Figures in millions.
(1) The Company intends to sell the bulk of its short-term legacy assets by the end of 2020.

III. Capital Structure

Capital Structure Overview

Presented pro forma for the effects of the redemption of the $675m of unsecured notes due 2020 and 2021, including $14m of prepayment expenses, completed subsequent to quarter end with proceeds from the Q3 '19 bond offering.

Credit Metrics	
Cash	$227m
Debt, net of cash	$2,929m
Total Equity, gross of NCI	$1,287m
Adj. Total Equity, gross of NCI	$1,598m
Leverage[1]	1.8x

Shares	Basic	Diluted[2]
Shares Outstanding	62.2m	78.5m
Common Equity	$585m	$785m
Common Equity per Share	$9.41	$10.00
Adjusted Common Equity	$880m	$1,080m
Adj. Common Equity per Share	$14.15	$13.75

Liquidity	
Cash	$227m
Revolving Credit Facility Availability	$350m
Total Liquidity	$577m



Adjusted Total Equity $1.6b
Common Equity $585m
Acc. D&A / Gen. Res. $295m(3)
Noncontrolling Interest - $197m
Preferred Equity $505m(4)
Senior Unsecured Debt $1.8b
Secured Debt $1.4b(6)
Adjusted Common Equity $880m
Total Debt $3.2b(5)

Note: Please refer to "Adjusted Common Equity Reconciliation" slide at the end of this presentation for more information.
(1) Corporate leverage is the ratio of total debt less cash and cash equivalents divided by Adjusted Total Equity, gross of NCI.
(2) Figures assume basic shares diluted for Series J Convertible Preferreds assuming full $200m is converted to equity using a conversion price of $12.22 per share.
(3) Includes accumulated depreciation, amortization, general reserves, and iStar's proportionate share of accumulated depreciation and amortization relating to equity method investments.
(4) Represents liquidation preference of preferred equity.
(5) Debt is presented net of fees and discounts.
(6) Includes $488m of consolidated, asset-specific non-recourse mortgage debt of Net Lease Venture I.

iStar

Corporate Debt Maturity Profile

Presented pro forma for the effects of the redemption of the $675m of unsecured notes due 2020 and 2021 completed subsequent to quarter end with proceeds from the Q3 '19 bond offering.

Debt Profile

~~2020~~		
~~Sep.~~	~~$400~~	~~4.625%~~
~~2021~~		
~~Jul.~~	~~$275~~	~~6.50%~~
2022		
Apr.	$375	6.00%
Sep.	400	5.25%
Sep.	288	3.125%
	$1,063	
2023		
Jun.	$642	L + 275
2024		
Oct.	$675	4.75%
2035		
Oct.	$100	L + 150
Non-Recourse Mortgage Financings[2]		
Various/W.A.	$725	4.38%
Total/W.A.	$3,204	4.78%



Revolver Amended, Extended and Upsized
Runway of 2.5 years with no corporate debt maturities
New Issuance
$400 (3)
$275 (3)
$375
$400
$288
$350 (1)
$642
$675
$100
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20
Q1 '21
Q2 '21
Q3 '21
Q4 '21
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4 '24
Thereafter
Unsecured Debt
Secured Term Loan
Convertible Notes
Revolver
Redeemed Unsecured Debt

Note: $ in millions. Excludes extension options.
(1) Revolver fully undrawn as of 9/30/19.
(2) Represents individual non-recourse mortgages on net lease assets, including consolidated mortgage debt on assets held by Net Lease Venture I. Rates presented after giving effect to interest rate hedges.
(3) Redeemed subsequent to the end of the third quarter.

iStar

IV. Appendix

Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Revenues				
Operating lease income	$44,110	$59,109	$158,210	$149,516
Interest income	19,701	22,915	60,417	74,824
Interest Income from sales-type leases	8,339	-	12,157	-
Other income	18,270	27,808	43,133	63,951
Land development revenue	54,918	12,309	76,691	369,665
Total revenues	$145,338	$122,141	$350,608	$657,956
Cost and Expenses				
Interest expense	$46,522	$47,219	$136,851	$135,572
Real estate expenses	23,187	32,287	71,165	105,511
Land development cost of sales	48,101	12,114	71,785	318,881
Depreciation and amortization	14,199	19,979	43,586	41,857
General and administrative	17,370	17,962	51,818	57,410
General and administrative – stock-based compensation	6,740	3,651	20,694	16,245
(Recovery of) provision for loan losses	(3,805)	200	(3,792)	18,237
Impairment of assets	-	989	4,953	11,177
Other expense	407	298	12,798	5,180
Total costs and expenses	$152,721	$134,699	$409,858	$710,070
Income from sales of real estate	3,476	5,409	233,406	79,353
Income (loss) from operations before earnings from equity method investments and other items	($3,907)	($7,149)	$174,156	$27,239
Earnings (losses) from equity method investments	7,617	(635)	16,566	(4,581)
Selling profit from sales-type leases	-	-	180,416	-
Income tax expense	(84)	(137)	(323)	(386)
Gain on consolidation of equity method investment	-	-	-	67,877
Loss on early extinguishment of debt	-	(911)	(468)	(3,447)
Net income (loss)	$3,626	($8,832)	$370,347	$86,702
Net (income) loss attributable to noncontrolling interests	(2,845)	(2,028)	(8,168)	(11,632)
Net income (loss) attributable to iStar	$781	($10,860)	$362,179	$75,070
Preferred dividends	(8,124)	(8,124)	(24,372)	(24,372)
Net income (loss) allocable to common shareholders	($7,343)	($18,984)	$337,807	$50,698

iStar

Note: Unaudited. $ in thousands.

Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,	
Earnings Information for Common Shares	2019	2018	2019	2018
Net income (loss)[1]				
Basic	($0.12)	($0.28)	$5.23	$0.75
Diluted	($0.12)	($0.28)	$4.26	$0.69
Adjusted income (loss)				
Basic	$0.06	$0.05	$4.95	$1.48
Diluted	$0.06	$0.05	$4.04	$1.28
Weighted average shares outstanding				
Basic	62,168	67,975	64,624	67,940
Diluted (for Net Income)	62,168	67,975	80,876	83,729
Diluted (for Adjusted Income)	62,339	68,119	80,876	83,729
Common shares outstanding at the end of period	62,168	67,988	62,168	67,988

Note: Unaudited. In thousands, except per share data.
(1) Allocable to common shareholders after the effect of preferred dividends, non-controlling interests and income from sales of real estate.

iStar

Adjusted Income Reconciliation

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2019	2018	2017	2019	2018	2017
Net income (loss) allocable to Common Shareholders	($7,343)	($18,984)	($34,530)	$337,807	$50,698	$115,834
Add: Depreciation and amortization(1)	14,266	19,873	14,765	44,008	52,153	45,438
Add: (Recovery of) provision for loan losses	(3,805)	200	(2,600)	(3,792)	18,237	(8,128)
Add: Impairment of assets(2)	-	989	595	4,953	21,769	15,292
Add: Stock-based compensation expense	6,740	3,651	2,934	20,694	16,245	12,730
Add: Loss on early extinguishment of debt	-	911	616	468	3,447	1,392
Add: Non-cash interest expense on senior convertible notes	1,254	1,191	110	3,714	3,527	110
Add: Premium on redemption of preferred stock	-	-	16,314	-	-	16,314
Add: Deferred gain on sale(3)	-	-	-	-	-	55,500
Less: Losses on charge-offs and dispositions(4)	(7,673)	(4,093)	(1,779)	(87,673)	(65,553)	(15,906)
Adjusted income (loss) allocable to common shareholders(3)	**$3,439**	**$3,738**	**($3,575)**	**$320,179**	**$100,523**	**$238,576**

Note: $ in thousands.

In addition to net income (loss) prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we use adjusted income, a non-GAAP financial measure, to measure our operating performance. Adjusted income is used internally as a supplemental performance measure adjusting for certain non-cash GAAP measures to give management a view of income more directly derived from operating activities in the period in which they occur. Adjusted income is calculated as net income (loss) allocable to common shareholders, prior to the effect of depreciation and amortization, provision for (recovery of) loan losses, impairment of assets, stock-based compensation expense, the liquidation preference recorded as a premium above book value on the redemption of preferred stock, the imputed non-cash interest expense recognized for the conversion feature of our senior convertible notes, the non-cash portion of gain (loss) on early extinguishment of debt and is adjusted for the effect of gains or losses on charge-offs and dispositions on carrying value gross of loan loss reserves and impairments ("Adjusted Income"). Adjusted Income should be examined in conjunction with net income (loss) as shown in our consolidated statements of operations. Adjusted Income should not be considered as an alternative to net income (loss) (determined in accordance with GAAP), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Income indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Income is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance while including the effect of gains or losses on investments when realized. It should be noted that our manner of calculating Adjusted Income may differ from the calculations of similarly-titled measures by other companies.

(1) Depreciation and amortization also includes our proportionate share of depreciation and amortization expense for equity method investments and excludes the portion of depreciation and amortization expense allocable to noncontrolling interests.

(2) Impairment of assets includes impairments on equity method investments recorded in "Earnings from equity method investments" in our consolidated statements of operations.

(3) Adjusted Income for the nine months ended September 30, 2018, as previously reported, included a $75.9 million add-back attributable to aggregate deferred gains on our retained interests in entities to which we sold or contributed properties prior to 2018 and a $3.3 million add-back for depreciation related to such properties. We recognized those gains in our GAAP retained earnings as of January 1, 2018 when we adopted a new accounting standard that mandated such recognition. We are retrospectively modifying our presentation of Adjusted Income for 2018 and 2017, as shown in the table above, to reflect the effects of the dispositions in the periods in which they occurred. Adjusted Income for the nine months ended September 30, 2017 shown in the table above includes $55.5 million of the aggregate deferred gain, which resulted from the sale of our Ground Lease business to SAFE in the second quarter of 2017. The remaining $23.7 million of the aggregate deferred gains are not shown in the table above because the disposition transactions occurred prior to 2017. Adjusted Income as previously reported (i.e., prior to the retrospective modification) for the three and nine months ended September 30, 2018 was $3.7 million and $179.7 million, respectively, and for the three and nine months ended September 30, 2017 was $(3.6) million and $183.1 million, respectively.

(4) Represents the impact of charge-offs and dispositions realized during the period. These charge-offs and dispositions were on assets that were previously impaired for GAAP and reflected in net income but not Adjusted Income.

Consolidated Balance Sheets

	As of September 30, 2019	As of December 31, 2018
Assets		
Real Estate		
Real estate, at cost	$1,756,524	$2,076,333
Less: accumulated depreciation	(226,408)	(305,314)
Real estate, net	1,530,116	1,771,019
Real estate available and held for sale	12,688	22,551
Total real estate	1,542,804	1,793,570
Net investment in leases	421,252	-
Land and development, net	610,380	598,218
Loans receivable and other lending investments, net	808,289	988,224
Other investments	733,793	304,275
Cash and cash equivalents	917,309	931,751
Accrued interest and other lending investments, net	8,337	10,669
Deferred operating lease income receivable, net	50,366	98,302
Deferred expenses and other assets, net	487,428	289,268
Total Assets	$5,579,958	$5,014,277
Liabilities and Equity		
Accounts payable, accrued expenses and other liabilities	$418,676	$316,251
Liabilities associated with properties held for sale	165	2,341
Loan participations, net	33,135	22,484
Debt obligations, net	3,827,359	3,609,086
Total Liabilities	$4,279,335	$3,950,162
Total iStar shareholders' equity	1,104,116	862,978
Noncontrolling interests	196,507	201,137
Total Equity	$1,300,623	$1,064,115
Total Liabilities and Equity	$5,579,958	$5,014,277

Note: Unaudited. $ in thousands.

Adjusted Common Equity Reconciliation

	Pro Forma for $675m Bond Redemption	As of September 30, 2019	As of December 31, 2018
Total shareholders' equity	$1,090,050	$1,104,116	$862,978
Less: Liquidation preference of preferred stock	(505,000)	(505,000)	(505,000)
Common shareholders equity	$585,050	$599,116	$357,978
Add: Accumulated depreciation and amortization(1)	260,330	260,330	354,493
Add: Proportionate share of depreciation and amortization within equity method investments	25,544	25,544	16,284
Add: General reserves	8,700	8,700	13,000
Adjusted common equity	$879,624	$893,690	$741,756
Common shares outstanding - basic	62,168	62,168	68,085
Common shares outstanding – diluted for Series J Convertible Preferreds	78,534	78,534	84,452
Common equity per share	$9.41	$9.64	$5.26
Common equity per share diluted for Series J Convertible Preferreds	$10.00	-	$6.61
Common equity per share diluted for Series J Convertible Preferreds and with SAFE MTM	$14.59	-	$6.54
Adjusted common equity per share	$14.15	$14.38	$10.89
Adjusted common equity per share diluted for Series J Convertible Preferreds	$13.75	-	$11.15
Adjusted common equity per share diluted for Series J Convertible Preferreds and with SAFE MTM	$18.17	-	$11.01

Note: Unaudited. Amounts in thousands, except for per share data. SAFE mark-to-market is based on the 10/30/19 stock price of $34.71 and 27.1M shares and 12/30/18 stock price of $18.81 and 7.6M shares.
We use adjusted common equity, a non-GAAP financial measure, as a supplemental measure to give management a view of equity allocable to common shareholders prior to the impact of certain non-cash GAAP measures. Management believes that adjusted common equity provides a useful measure for investors to consider in addition to total shareholders equity because cumulative effect of depreciation and amortization expenses and provisions for general reserves calculated under GAAP may not necessarily reflect an actual reduction in the value of the Company's assets. Adjusted common equity should be examined in conjunction with total shareholders' equity as shown on the Company's consolidated balance sheet. Adjusted common equity should not be considered an alternative to total shareholders' equity (determined in accordance with GAAP), nor is adjusted common equity indicative of funds available for distribution to shareholders. It should be noted that our manner of calculating adjusted common equity may differ from the calculations of similarly-titled measures by other companies.
(1) Net of amounts allocable to non-controlling interests and includes accumulated depreciation and amortization associated with real estate available and held for sale.

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Q3 '19 Gross Book Value Reconciliation

	Real Estate Finance	Net Lease	Operating Properties	Land & Development	Corporate / Other	Total
Real estate, net	-	$1,330	$200	-	-	$1,530
Real estate available and held for sale	-	-	13	-	-	13
Net investment in leases	-	421	-	-	-	421
Land and development, net	-	-	-	$610	-	610
Loans receivable and other lending investments, net	$764	44	-	-	-	808
Real estate-related intangibles, net	-	127	5	-	-	132
Other investments	-	586	60	43	$44	734
Net Book Value	**$764**	**$2,509**	**$278**	**$653**	**$44**	**$4,248**
Add: Accumulated depreciation and general loan loss reserves	9	214	13	9	-	245
Add: Accumulated amortization related to intangibles	-	18	12	-	-	29
Add: Proportionate share of joint venture accumulated depreciation and amortization	-	14	11	-	-	25
Gross Book Value	**$773**	**$2,754**	**$314**	**$662**	**$44**	**$4,547**
Add: Pro Forma Cash(1)	-	-	-	-	$227	$227
Add: SAFE MTM(2)	-	$347	-	-	-	$347
Portfolio Gross Book Value	**$773**	**$3,101**	**$314**	**$662**	**$271**	**$5,121**

Note: $ in millions. Figures in this table may not foot.
(1) Presented Pro Forma for the $675m bond redemption completed subsequent to the end of the quarter.
(2) Based on market value of SAFE as of October 30, 2019 at $34.71 per share versus gross book value of $595m.

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Glossary

Funding/Capex (Net Lease, Operating Properties, Land & Development)	Acquisition price, capitalized acquisition costs, capital expenditures, contributions to equity method investments, capitalized payroll and capitalized interest.
Funding/Capex (Real Estate Finance)	Cash funded on loans, plus deferred interest capitalized to the loan balance, exclusive of original issued discount, origination and arrangement fees held back at origination.
Gross Book Value (Net Lease, Operating Properties, Land & Development)	Basis assigned to physical real estate property (land & building), net of any impairments taken after acquisition date and net of basis reductions associated with unit/parcel sales, plus our basis in equity method investments, plus lease related intangibles, capitalized leasing costs and excluding accumulated depreciation and amortization, and for equity method investments, excluding the effect of our share of accumulated depreciation and amortization.
Gross Book Value (Real Estate Finance)	Principal funded including any deferred capitalized interest receivable, plus protective advances, exit fee receivables and any unamortized origination / modification costs, less purchase discounts and specific reserves. This amount is not reduced for general reserves.

Disclaimer: Set forth in the Glossary are the current definitions of certain items that we use in this presentation. This Glossary is intended to facilitate a reader's understanding of this presentation. There can be no assurance that we will not modify these terms in future presentations as we deem necessary or appropriate.

Glossary Cont'd

Net Book Value (Net Lease, Operating Properties, Land & Development)	Gross Book Value net of accumulated depreciation and amortization.
Net Book Value (Real Estate Finance)	Gross Book Value for Real Estate Finance less general reserve for loan loss.
Net Operating Income	Operating lease income and other income less operating expenses.
Proceeds (Net Lease, Operating Properties, Land & Development)	Includes sales price for assets sold, less selling costs, less seller financing plus return of capital and distributed proceeds arising from sales within our equity method investments.
Proceeds (Real Estate Finance)	Collection of principal, deferred and capitalized interest, exit fees, origination fees previously netted against principal at inception, or original issue discount. Includes proceeds from sales of securities.
Yield (Net Lease)	Calculated as net operating income for the quarter annualized divided by the average Gross Book Value during the period.
Yield (Operating Properties)	Calculated as the net operating income for the quarter annualized, plus our share of depreciation and interest expense attributable to our investment in equity method investments, divided by the sum of the (i) average Gross Book Value during the period plus (ii) our share of accumulated depreciation and amortization, and interest expense attributable to our investment in equity method investments.
Yield (Real Estate Finance)	Interest income, for the quarter, annualized, divided by the average Gross Book Value of Real Estate Finance.